Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-137916 of our report dated September 29, 2006 relating to the consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

December 5, 2006